AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 2007

                                                     REGISTRATION NO. 333 - ____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          HEALTHCARE TECHNOLOGIES LTD.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            Israel                                        Not Applicable
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                                  Beit Armagad
                                32 Shaham Street
                   Kiryat Matalon, Petach Tikva, Israel 49170
                                011-972-3-9277227
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              --------------------

                       2003 Israeli Share and Option Plan
                        as amended as of August 27, 2007
                              (FULL TITLE OF PLAN)

                              --------------------

                               Phillips Nizer LLP
                                666 Fifth Avenue
                               New York, NY 10103
                                 (212) 977-9700
                         Attention: Brian Brodrick, Esq.

           (NAME AND ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                    INCLUDING AREA CODE OF AGENT FOR SERVICE)

                              --------------------

                                   COPIES TO:

                              Brian Brodrick, Esq.
                               Phillips Nizer LLP
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 977-9700

                         CALCULATION OF REGISTRATION FEE

                                                                     Proposed            Proposed
Title of Each Class of                        Amount to be       Maximum Offering    Maximum Aggregate        Amount of
Securities to be Registered                   Registered(1)      Price Per Share(2)  Offering Price(2)    Registration Fee(2)
---------------------------                   ------------         ------------         ------------         ------------
Ordinary Shares, NIS 0.04 par value                237,500         $     0.9153          (2) 217,384         $         24

     (1) This Registration Statement shall also cover any additional ordinary shares which become issuable under the 2003 Israeli Share and Option Plan as amended as of August 27, 2007 (the "PLAN") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which result in an increase in the number of the outstanding ordinary shares.

     (2) The registration fee is based upon the average of the high and low prices of the shares of Common Stock as reported on the Nasdaq Capital Market on September 18, 2007, as prescribed by Rule 457(c).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     In accordance with the rules and regulations of the Securities and Exchange Commission (the "COMMISSION"), the documents containing the information called for in Part I of Form S-8 were sent or given to individuals who participate in the 2000 Employee Share Option Plan, as amended (the "PLAN") adopted by Healthcare Technologies Ltd. (the "COMPANY" or the "REGISTRANT"), and are not being filed with or included in this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by the Registrant with the Commission, are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2006 filed with the Commission on June 28, 2007; and

     (b) The description of the Registrant's ordinary shares contained in the registration statement under the Exchange Act on Form 8-A as filed with the Commission on May 30, 1989, and any subsequent amendment or report filed for the purpose of updating this description (File No. 0-17788).

     In addition to the foregoing, unless otherwise stated herein, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (except for certifications pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes Oxley Act) and to the extent, if at all, designated therein, certain reports on Form 6-K furnished by us prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Registrant will provide without charge to any participant in the Plan, at the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to Healthcare Technologies Ltd., 32 Shaham Street, 49170 Petach Tikva, Israel, Attn: Eran Rotem, Tel. No. 972-3-9277232.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     According to the Company's Articles of Association, as amended in December 2003, the Company may, subject to the provisions of the Israeli Companies Law, and certain qualifications set forth in the Company's Articles:

(i) Undertake in advance to exempt any Office Holder (as such term is defined in the Companies Law), from such Office Holder's responsibility or liability for damages caused to the Company due to any breach of such Office Holder's duty of care towards the Company.

(ii) Indemnify any Office Holder to the fullest extent permitted by the Companies Law.

(iii) Resolve retroactively to indemnify an Office Holder with respect to certain monetary liabilities imposed on an Office Holder pursuant to a judgment and certain reasonable legal expenses incurred by the Office Holder, provided that such liabilities or expenses were incurred by such Office Holder in such Office Holder's capacity as an Office Holder of the Company.

(iv) Undertake, in advance to indemnify a Company's Office Holder for the foreseeable liabilities and expenses described in section (iii) above up to a maximum amount set by the board of directors.

(v) Enter into an agreement to insure an Office Holder for any liability that may be imposed on such Office Holder in connection with an act performed by such Officer Holder in such Office Holder's capacity, with respect to (i) a violation of the duty of care of the Office Holder; (ii) a breach of the fiduciary duty of the Office Holder; and (iii) a financial obligation imposed on the Office Holder for the benefit of another person.

The Company may, moreover, procure insurance for or indemnify any person who is not an Office Holder, including without limitation, any employee, agent, consultant or contractor, provided, however, that any such insurance or indemnification is in accordance with the provisions of the Articles and the Companies Law.

     In addition, under the Companies Law, indemnification of, and procurement of insurance coverage for, the Registrant's office holders must be approved by its audit committee and its board of directors and, in specified circumstances, by its shareholders.

     Registrant has obtained directors' and officers' liability insurance.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the Registrant, pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

EXHIBIT NOS.                 DESCRIPTION OF EXHIBITS

5.1*               Opinion of Yigal Arnon & Co.

10.1* Healthcare Technologies Ltd - 2003 Israeli Share and Option Plan as amended as of August 27, 2007.

23.1* Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, Independent Registered Public Accounting Firm

23.3*              Consent of Yigal Arnon & Co. (included in Exhibit 5.1)*

24*                Power of Attorney (included in the signature page)

----------

*    Filed herewith.

ITEM 9. UNDERTAKINGS.

     1. The undersigned Registrant hereby undertakes:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (A) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "SECURITIES ACT");

               (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i)(A) and (1)(i)(B) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement..

          (ii) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tel-Aviv, State of Israel, on the 19th day of September, 2007.

                                             HEALTHCARE TECHNOLOGIES LIMITED

                                             By: /s/ Daniel Kropf
                                             --------------------
                                             Daniel Kropf,
                                             Chairman of the Board of Directors

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Brodrick and Eran Rotem, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                TITLE                              DATE

/s/ Daniel Kropf
----------------
Mr. Daniel Kropf         Chairman of the Board of      September 19, 2007
                         Directors and Director

/s/ Moshe Reuveni
-----------------
Mr. Moshe Reuveni        Chief Executive Officer       September 19, 2007
                         and Director (Principal
                         Executive Officer)

/s/ Eran Rotem
--------------
Mr. Eran Rotem, CPA      Chief Financial Officer       September 19, 2007
                         (Principal Financial
                         and Accounting Officer)

/s/ Yacob Ofer
--------------
Mr. Yacob Ofer           Director                      September 19, 2007

/s/ Rolando Eisen
-----------------
Mr. Rolando Eisen        Director                      September 19, 2007

/s/ Samuel Penchas
------------------
Mr. Samuel Penchas       Director                      September 19, 2007

/s/ Israel Amir
---------------
Mr. Israel Amir          Director                      September 19, 2007

/s/ Varda Rotter
----------------
Prof. Varda Rotter       Director                      September 19, 2007

/s/ Elan Penn
-------------
Mr. Elan Penn            Director                      September 19, 2007

/s/ Luly Gurevitch
------------------
Mr. Luly Gurevitch       Director                      September 19, 2007

Authorized Representative in the
United States:

Phillips Nizer LLP

By: /s/ Brian Brodrick
----------------------                                 September 19, 2007
Brian Brodrick, Esq.,
Partner

                                  EXHIBIT INDEX

EXHIBIT
NOS.           DESCRIPTION OF EXHIBITS                                 PAGE NO.

5.1       Opinion of Yigal Arnon & Co

10.1 Healthcare Technologies ltd - 2003 Israeli Share and Option Plan as amended as of august 27, 2007

23.1 Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, Independent Registered Public Accounting Firm

23.3      Consent of Yigal Arnon & Co (included in Exhibit 5.1)*

24        Power of Attorney (included in the signature page)


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